UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2013, the Board of Directors of The Coca-Cola Company (the “Company”) increased the size of the Board to 17 members and elected Ana Botín as a Director of the Company.

Ms. Botín will participate in The Coca-Cola Company Directors’ Plan, effective January 1, 2013 (the “Compensation Plan”), pursuant to which in 2013 she will be entitled to a prorated portion of the annual compensation paid to outside directors, consisting of $30,000 to be paid in quarterly installments in cash and $120,000 paid in deferred share units.  The Compensation Plan is described further starting on page 31 of the Company’s proxy statement for its 2013 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 11, 2013. There are no transactions in which Ms. Botín has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Botín and any other persons pursuant to which she was selected as a director.

A copy of the Company’s press release announcing the election of Ms. Botín to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release of The Coca-Cola Company, dated July 18, 2013, regarding Ana Botín.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: July 19, 2013	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel & Chief Legal Counsel